Exhibit 10.4

SELECTIVE INSURANCE GROUP, INC.
STOCK OPTION PLAN III

RESTRICTED STOCK AWARD

                        THIS DOCUMENT EVIDENCES A RESTRICTED STOCK GRANT, (the "Grant"), effective the ______ day of _________, 200__ (the "Grant Date"), from Selective Insurance Group, Inc., a New Jersey corporation (the "Company"), to __________ (the "Grantee"), an employee of the Company or a "Related Corporation", as defined in the Selective Insurance Stock Option Plan III (the "Plan").

WITNESSETH THAT:

                        WHEREAS, the Company has adopted the Selective Insurance Stock Option Plan III; and

                        WHEREAS, the Employee has been designated by the Committee, as defined in the Plan (the "Committee"), as an employee to whom a restricted stock grant is to be made under the Plan subject to the terms and conditions of this grant document;

                        NOW THEREFORE, the Company hereby grants to the Grantee, subject to the terms and conditions hereinafter set forth a Restricted Stock Award (the "Award").  The Award shall be subject to the terms and conditions of the Plan and this Grant.  By accepting the Grant, the Employee agrees to be bound by the provisions hereof and the provisions of the Plan with respect to the Grant.

                        1.         Grant of Award.  The Company hereby awards to the Grantee an Award under the Plan for an aggregate of                   shares of the Company's common stock ("Shares"), subject to adjustment pursuant to Section 8.3 of the Plan.  The Award is in all respects limited and conditioned as hereinafter provided, and is subject to the terms and conditions of the Plan now in effect and as they may be amended from time to time, in accordance with the Plan (which terms and conditions are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of this Restricted Stock Award).

                        2.         Vesting.  Subject to the provisions of Sections 4, 6 and 7 hereof, the Shares and any and all accumulated Shares, dividends, and distributions with respect thereto shall vest to the Grantee on (fourth anniversary of date of grant) (the "Vesting Date") and shall no longer be subject to forfeiture provided that the Grantee shall have remained in the employ of the Company or Related Corporation from and after the date hereof to and including the Vesting Date.

                        3.         Stock.  Shares subject to the Award shall be issued and registered in the Grantee's name (or, if the Grantee so requests, in the name of the Grantee and the Grantee's spouse, jointly with a right of survivorship) and shall be deposited in escrow with Company pursuant to the provisions of this grant.  The shares, when issued, shall be validly issued, fully-paid and non assessable.

                        4.         Dividends; Rights as Shareholder in Unvested Shares.  The Grantee shall be entitled to receive dividends on unvested Shares subject to the Award (if any), shall have the right to vote such unvested Shares and shall have all other shareholder's rights in such unvested Shares, with the exception that (i) the Grantee shall not be entitled to delivery of the  unvested Shares until he becomes vested in the Shares, (ii) the Company shall retain custody of the unvested Shares until the Grantee becomes vested in such Shares, at which time such Shares shall be delivered to the Grantee, and (iii) the Grantee's rights to such unvested Shares shall be forfeited if the Grantee terminates employment with the Company and its Related Corporations before becoming vested in such Shares.  Provided, however, that at the time of any such distribution, the Grantee shall have the option to elect the equivalent of such reinvested dividends in cash, without interest, in lieu of the additional Shares.

                        5.         Transferability.  The Grantee may not assign or transfer, in whole or in part, Shares subject to this Award in which the Grantee is not vested, other than by will or by the laws of descent and distribution.

                        6.         Withholding of Taxes.  The obligation of the Company to deliver the Shares upon vesting shall be subject to applicable federal, state and local tax withholding requirements.  If the vesting of the Award is subject to the withholding requirements of applicable federal, state and/or local tax laws, the Salary and Employee Benefits Committee may, in its discretion, but shall not be obligated to, authorize the Company to purchase from the Grantee for cash such number of shares which shall have vested to the Employee on the Vesting Date.  Such Shares shall be valued, for this purpose, at their Fair Market Value on the date the amount attributable to the vesting of the Award is includable in income by the Grantee under section 83 of the Internal Revenue Code (the "Determination Date").  Such election must be made in compliance with and subject to the Withholding Rules, and the Company may not withhold shares in excess of that necessary to satisfy the minimum federal, state and local income tax withholding requirements.  In the event Shares acquired upon the exercise of an incentive stock option are used to satisfy such withholding requirement, such shares must have been held by the Grantee for a period of not less than the holding period described in section 422(a)(1) of the Internal Revenue Code on the Determination Date.  In the event Shares acquired by means of a restricted stock award are used to satisfy such withholding requirement, such shares must have vested in the Grantee on or before the Determination Date.

                        7.         Termination.  If the Grantee shall cease to be employed by the Company or any of its Related Corporations prior to the Vesting Date for any reason other than death, disability or retirement, the Award shall immediately be forfeited and shall be void.  If the Grantee shall cease to be employed by the company or any of its Related Corporations by reason of death, disability or retirement, the Grantee or his executor, administrator, personal representative, heirs or beneficiaries, as the case may be, shall be entitled to receive, upon vesting, all of the Shares, together with  any and all accumulated shares, dividends and distributions with respect thereto.   For purposes of this Award retirement is defined as the date the Grantee leaves the employ of the Company provided the Grantee has either (i) reached 55 years of age and has 10 years of service with the Company; or (ii) the Grantees age plus years of service with the Company equals 70.

                        8.         Governing Law.  This Restricted Stock Award shall be construed in accordance with, and its interpretation shall be governed by applicable Federal law, and otherwise by New Jersey law (without reference to the principles of conflict of laws).

                        9.         Capital Adjustments. If prior to the issuance by the Company of all of the Shares covered by this Agreement, there shall be any increases or reductions in the number of Shares outstanding by reason of any stock dividends or stock splits or other readjustments or, if there is any other material change in the capital structure of the Company by reason of any reclassification, reorganization, recapitalization or otherwise, there shall be a proportionate and equitable adjustment of the terms of this Agreement with respect to the amount and class of Shares subject to the Agreement as determined by the Committee.

                        10.       Miscellaneous Provisions.  This Award is not an agreement to employ or to continue the employment of the Grantee.  Nothing in this Award  Agreement shall be deemed to create any limitation or restriction upon such rights as the Company would otherwise have to terminate the employment of the Grantee at any time for any reason.

                                    IN WITNESS WHEREOF, the Company has caused this Restricted Stock Award to be duly executed by its duly authorized officers, and is effective on the date first written above.

SELECTIVE INSURANCE GROUP, INC. By:
Gregory E. Murphy
Chairman, President and
Chief Executive Officer

ATTEST:
Michele N. Schumacher
Vice President, Corporate Secretary
and Corporate Governance Officer